UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 17, 2009

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13078	13-3180530
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

76 Beaver Street, New York, NY                                        10005
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

During 2007 and 2008, we completed an additional 39 core and reverse circulation drill holes to determine additional proven and probable gold reserves at the El Chanate Project. The 39 holes totaled approximately 7,800 meters, and were positioned to fill in gaps in the ore body and test the outer limits of the currently known ore zones.  We delivered our geologic model to Independent Mining Consultants, Inc. (“IMC”) of Tucson, AZ to update our ore reserve and our mine plan.  On June 17, 2009 IMC delivered to us an updated resource block model and an updated mine plan and mine production schedule (the “2009 Report”).

According to the 2009 Report, our proven and probable reserve tonnage has increased to 43.1 million metric tonnes with a gold grade of 0.66 grams per tonne (47.6 million US short tons at 0.019 ounces per ton) despite mining depletion of 5,662,000 tonnes (through the end of December 2008). The open pit stripping ratio is 1.24:1 (1.24 tonnes of waste to one tonne of ore).  The updated pit design for the revised plan in the 2009 Report is based on a plant recovery of gold that varies by rock types, but is expected to average 64.2%. A gold price of US$750 (SEC three year average as of April 8, 2009) per ounce was used to re-estimate the reserves compared with a gold price of $550 per ounce used in the previous estimate.

The followings Summary is extracted from the 2009 Report.   Please note that the reserves as stated are an estimate of what can be economically and legally recovered from the mine and, as such, incorporate losses for dilution and mining recovery.   The 913,400 ounces of contained gold represent ounces of gold contained in ore in the ground, and therefore do not reflect losses in the recovery process.  Total gold produced is estimated to be 586,000 ounces, or approximately 64.2% of the contained gold. The gold recovery rate is expected to average approximately 64.2% for the entire ore body.  Individual portions of the ore body may experience varying recovery rates ranging from about 73% to 48%.  Oxidized and sandstone ore types may have recoveries of about 73%; fault zone ore type recoveries may be about 64%; siltstone ore types recoveries may be about 48% and latite intrusive ore type recoveries may be about 50%.

El Chanate Project

Production Summary

	Metric	U.S.
Materials
Reserves
Proven	20.9 Million Tonnes @ 0.772 g/t(1)	23.0 Million Tons @ 0.0225 opt(1)
Probable	14.9 Million Tonnes @ 0.702 g/t(1)	16.5 Million Tons @ 0.0205 opt(1)
Low Grade Stockpile (Probable)	7.3 Million Tonnes @ 0.246 g/t(1)	8.1 Million Tons @ 0.0007 opt(1)
Total Reserves(2)	43.1 Million Tonnes @ 0.659 g/t(1)	47.6 Million Tons @ 0.0192 opt(1)
Waste	53.6 Million Tonnes	58.9 Million Tons
Total	96.7 Million Tonnes	106.5 Million tons

Contained Gold	28.41 Million grams	913,400 Oz

Production
Ore Crushed	5.0 Million Tonnes /Year	5.51 Million Tons/Year
	13,699 Mt/d(1)	15,100 t/d(1)

Operating Days/Year	365 Days per year	365 Days per year
Gold Plant Average Recovery	64.20%	64.20%
Average Annual Production	2.21 Million grams	71,079 Oz
Total Gold Produced	18.24 Million grams	586,403 Oz

(1)	“g/t” means grams per metric tonne, “opt” means ounces per ton, “Mt/d” means metric tonnes per day and “t/d” means tons per day.
(2)	The reserve estimates are based on a gold cutoff grade of 0.20 grams per metric tonne.

The 2009 reserve modeling has been modified from previous methodology to closely reconcile with the production results through December 2008.  The 2009 model uses indicator kriging to define mineralized zones followed by block grade estimation utilizing inverse distance estimation.

In the mineral resource block model developed, with blocks 6m (meters) x 6m x 6m high, Measured and Indicated resources (corresponding to Proven and Probable reserves respectively when within the pit design) were classified in accordance with the following scheme:

•
Blocks with 2 or more drill holes within a search radius of 80m x 70m x 15m and with a relative kriging standard deviation less than or equal to 0.45 were classified as Measured (corresponding to Proven);

•
Blocks with 1 hole within the search radius of 80m x 70m x 15m and with a relative kriging standard deviation of 0.60 or less, blocks with 2 holes and a kriging standard deviation of 0.70 or less, blocks with 3 holes and a kriging standard deviation of 0.80 or less, blocks with 4 holes and a relative kriging standard deviation of 0.90 or less and all blocks with 5 or more holes within the search radius were classified as Indicated (corresponding to Probable), unless they met the above criterion for Proven;

•	Blocks with a grade estimate that did not meet the above criteria were classified as Inferred (and which was classed as waste material in the mining reserves estimate); and

•	Blocks outside the above search radii or outside suitable geological zones were not assigned a gold grade or a resource classification.

The mine plan used as the basis for the reserve is based on operating gold cutoff grades of 0.25 to 0.30 grams/tonne, depending on the operating year.  The variation is due to balancing the mine and plant production capacities on a year by year basis for the plan.  The internal (in-pit) and break even cutoff grade calculations are as follows:

Cutoff Grade Calculation	Internal Cutoff Grade	Break Even Cutoff Grade
Basic Parameters
Gold Price	US$750/oz	US$750/oz
Shipping and Refining	US$ 1.00/oz	US$ 1.00/oz
Gold Recovery*	64.2%	64.2%
Royalty	4% of NSR	4% of NSR

Operating Costs per Tonne of Ore	$ per Tonne of Ore	$ per Tonne of Ore
Mining	1.156	1.156
Processing/G&A	2.683	2.683
Total	3.839	3.839

Cutoff Grade	Grams per Tonne	Grams per Tonne
Head Grade Cutoff (64.2% average recov.)	0.19 g/t Au	0.27 g/t Au
Recovered Gold Grade Cutoff	0.12	0.17

* Plant recovery of gold varies by rock type but is expected to average 64.2% based on work done to date.

As previously reported, we completed the procurement and installation of our new secondary crusher and tunnel conveyor in May 2009.  We completed the leach pad expansion and ADR plant improvements in January 2009.  We believe that these steps that we initiated and completed during this fiscal year will effectively increase annualized production rates to approximately 70,000 ounces per year in 2009.

The following table represents a summary of our proven and probable mineral reserves.

Proven and probable mineral reserve (Ktonnes of ore)	May 31, 2009	April 30, 2009	July 31, 2008
Ore	-	-	-
Beginning balance (Ktonnes)	32,515	35,286	38,785
Additions	9,341	-	-
Reductions	(336)	(2,771)	(3,499)
Ending Balance	41,520	32,515	35,286

Contained gold
Beginning balance (thousand of ounces)	644	719	814
Additions	239	-	-
Reductions	(7)	(75)	(95)
Ending Balance	876	644	719

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

June 23, 2009	By:	/s/ Gifford A. Dieterle
Gifford A. Dieterle, President